                                                                    Exhibit 99.1


CONTACT: Matthew Grech, VP of Investment and Investor Relations
         Novellus Systems, Inc.
         Phone:   408/943-9700


FOR IMMEDIATE RELEASE

                NOVELLUS ANNOUNCES A CORRECTION FOR DATA GIVEN ON
                            EARNINGS CONFERENCE CALL

SAN JOSE, Calif., January 27, 2005 -- Novellus Systems, Inc. (Nasdaq NM: NVLS), the productivity and technology leader in advanced deposition, surface preparation and chemical mechanical planarization processes for the global semiconductor industry, announced that during its regularly scheduled conference call held this afternoon to discuss the Company's fourth quarter and full year results of operations, incorrect information was given regarding percentage equipment product bookings by wafer size. The bookings information that was given on the call was as follows:

Equipment Product Bookings

               300mm       200mm
               -----       -----
Q4 2004         65%         35%
FY 2004         55%         45%

The correct information is as follows:

Equipment Product Bookings

               300mm       200mm
               -----       -----
Q4 2004         86%         14%
FY 2004         67%         33%

Novellus also confirmed that a replay of the entire conference call will be available for one week. The replay dial-in number is 719-457-0820 and the confirmation code is 6204635. A webcast will also be available at www.novellus.com

ABOUT NOVELLUS:

Novellus Systems, Inc., an S&P 500 company, manufactures, markets and services advanced deposition, surface preparation and chemical mechanical planarization equipment for today's advanced integrated circuits. Our products are designed for high-volume production of advanced, leading-edge semiconductor devices at the lowest possible cost. Headquartered in San Jose, Calif., with subsidiaries throughout the United States, as well as in the United Kingdom, France, Germany, the Netherlands, Ireland, Italy, Israel, India, China, Japan, Korea, Malaysia, Singapore and Taiwan, we are a publicly traded company on the Nasdaq stock exchange (Nasdaq: NVLS) and a component of the Nasdaq-100 Index(R). Additional information about Novellus is available on our home page at www.novellus.com

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